EXECUTION VERSION

WAIVER AND AMENDMENT NO. 2 TO THE
CREDIT AGREEMENT
Dated as of February 17, 2017
WAIVER AND AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among CSC Computer Sciences UK Holdings Limited (company number 07073338), a company incorporated in England (the “Borrower”), Computer Sciences Corporation, a Nevada corporation (“CSC”), the Lenders (as defined below) party hereto and Lloyds Bank plc, as administrative agent (the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    The Borrower, CSC, lenders from time to time party thereto (the “Lenders”) and the Administrative Agent have entered into a Credit Agreement dated as of December 16, 2015 (amended by Amendment No. 1 to the Credit Agreement dated as of April 22, 2016 and as further amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    CSC is party to that certain Agreement and Plan of Merger dated as of May 24, 2016 among Hewlett Packard Enterprise Company (“HPE”), Everett SpinCo, Inc., a Delaware corporation (“Everett”), CSC and Everett Merger Sub Inc. (“Old Merger Sub”), as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 2, 2016 among HPE, Everett, New Everett Merger Sub Inc., a Nevada corporation and a wholly-owned direct subsidiary of Everett (“New Merger Sub”), CSC and Old Merger Sub and as further amended by the Second Amendment to Agreement and Plan of Merger dated as of December 6, 2016 among HPE, Everett, New Merger Sub, CSC and Old Merger Sub (as so amended, the “Merger Agreement”), pursuant to which New Merger Sub intends to merge with and into CSC, with CSC continuing as the surviving corporation (the “Merger”).
(3)    The Borrower and CSC desire to replace the guaranty by CSC under the Credit Agreement with a guaranty by Everett upon the consummation of the Merger.
(4)    Pursuant to Section 9.01 of the Credit Agreement, the Majority Lenders. or, in the case of certain provisions, all affected Lenders, may grant written waivers or consents under, and enter into written agreements amending or changing any provision of, the Credit Agreement.
(5)    The parties hereto desire to provide the waivers, consents and amendments set forth below on the terms as hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

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SECTION 1.Limited Waiver.
At the request of the Borrower, the Lenders hereby waive any Potential Event of Default or Event of Default which may arise under Section 6.01(h) of the Credit Agreement as a result of the Merger (the “Waiver”). The waiver granted pursuant to this Section 1 shall be limited precisely as written, and shall not extend to any Potential Event of Default or Event of Default under any other provision of the Credit Agreement.
SECTION 2.    Certain Amendments to Credit Agreement.The Credit Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
(a)    The initial sentence of the Credit Agreement is amended by replacing the expression “(“Company”)” with the expression “(“CSC”)”.
(b)    (i) The following definition of “Company” is added to Section 1.01 in the appropriate alphabetical order:
“Company” means (x) prior to the consummation of the Merger, CSC and (y) following the consummation of the Merger, Everett;
(ii) Following the consummation of the Merger, all references to “Computer Sciences Corporation” (other than in the definition of “CSC” and the initial sentence of the Credit Agreement (in each case after giving effect to this Amendment) and schedule 1.01 to the Credit Agreement) in the Credit Agreement shall be deemed to be references to “Everett SpinCo, Inc.”;
(c)    Section 1.01 is amended as follows:
(i)    The following definitions are added in the appropriate alphabetical order:
“Amendment No. 2” means that certain Waiver and Amendment No. 2 to the Credit Agreement dated as of February 17, 2017 among the Borrower, CSC, the Lenders party thereto and the Administrative Agent.
“CSC” means Computer Sciences Corporation, a Nevada corporation.
“Everett” means Everett SpinCo, Inc., a Delaware corporation (expected to be reincorporated in Nevada immediately prior to consummation of the Merger).
“Form S-4” means the Form S-4 Registration Statement originally filed with the SEC on November 2, 2016, as amended prior to the Guarantor Effective Date (as defined in Amendment No. 2).

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“HPE” means Hewlett Packard Enterprise Company, a Delaware corporation.
“HPE Exchange Act Report ” means, collectively, the Annual Reports of HPE on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and the Reports on Form 8-K of HPE filed with or furnished to the SEC from time to time.
“Merger” means the merger, pursuant to the Merger Agreement of Merger Sub with and into CSC, with CSC being the surviving entity.
“Merger Agreement” means the Agreement and Plan of Merger dated as of May 24, 2016 by and among HPE, Merger Sub and CSC (as amended or otherwise modified from time to time).
“Merger Sub” means New Everett Merger Sub Inc., a Nevada corporation and a direct, wholly-owned subsidiary of Everett.
“Separation Agreement” means the Separation and Distribution Agreement dated as of May 24, 2016 between HPE and Everett (as amended or otherwise modified from time to time).
“Special Dividend” means the distribution to be made by Everett to HPE, in an amount of up to approximately $3,008,250,000 in connection with the Spin Transaction.
“Spin Transaction” means the distribution by HPE to the shareholders of the common stock of Everett as described in the Form S-4, and in accordance with the Separation Agreement and in other filings made by HPE and CSC with the SEC.
“Transactions” means (a) the Special Dividend, (b) the Spin Transaction, (c) the Merger and (d) the incurrence of Debt to finance the foregoing.
(ii)    The definition of “Consolidated EBITDA” is amended by (x) adding, in subclause (b)(xvi) thereof, following the expression “in connection with”, the expression “(A) the Transactions or (B)”; and (y) replacing the reference to “$100,000,000” in subclause (b)(xvii) with “$250,000,000”;
(iii)    The definition of “Exchange Act Report” in Section 1.01 is amended and restated in its entirety as follows:
“Exchange Act Report” means (i) prior to the Merger, collectively, the Annual Reports of CSC on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and Reports on Form 8-K of CSC filed with or furnished to the SEC from time to time and (ii) from and after the Merger, collectively, the Form S-4, the Annual Reports of

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Everett, if any (and for dates and periods prior to the Merger, CSC) on Form 10-K, from time to time, the Quarterly Reports on Form 10-Q, from time to time, and Reports on Form 8-K of Everett, if any (and for dates and periods prior to the Merger, CSC) filed with or furnished to the SEC from time to time.
(d)    Sections 4.01(f), 4.01(h), and 4.01(m) are amended and restated in their entirety as follows:
“(f)    Litigation. There is no pending or (to the knowledge of the Company) threatened investigation, action or proceeding against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) except as disclosed in the Exchange Act Reports filed prior to the Effective Date and the HPE Exchange Act Reports filed prior to February 17, 2017, would, if adversely determined, reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Company and the Subsidiaries, taken as a whole, or (ii) purports to affect the legality, validity or enforceability of this Agreement.”
“(h)    Payment of Taxes. Except as disclosed in the Exchange Act Reports filed prior to the Effective Date and the HPE Exchange Act Reports filed prior to February 17, 2017, the Company and each of its Significant Subsidiaries have filed or caused to be filed all Tax returns (federal, state, local and foreign) required to be filed and paid all amounts of Taxes shown thereon to be due, including interest and penalties, except (i) for such Taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Company or any such Subsidiary, as the case may be and (ii) to the extent that the failure to file such returns or pay such Taxes would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Company and the Subsidiaries, taken as a whole.”
“(m)    Environmental Matters. Except as disclosed in the Exchange Act Reports filed prior to the Effective Date and the HPE Exchange Act Reports filed prior to February 17, 2017, (i) the Company and each of its Subsidiaries is in compliance with all Environmental Laws except to the extent any non-compliance would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Company and the Subsidiaries, taken as a whole, and (ii) there has been no “release or threatened release of a hazardous substance” (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Company’s or its Subsidiaries’ property other than as permitted under applicable Environmental Law and other than those which would not have a material adverse

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effect on the business, financial condition or operations of the Company and the Subsidiaries, taken as a whole. Other than disposals for which the Company has been indemnified in full, all “hazardous waste” (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. and the regulations thereunder, 40 CFR Part 261 (“RCRA”)) generated at the Company’s or any Subsidiaries’ properties have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law, except to the extent where the failure to so dispose would not reasonably be expected have a material adverse effect on the business, financial condition or operations of the Company and the Subsidiaries, taken as a whole.”
(e)    Section 5.01(c) is amended and restated in its entirety as follows:
“The Company will, and will cause each of its Significant Subsidiaries to, at all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence and all material rights, franchises and licenses necessary or desirable in the normal conduct of its business, in each case as applicable, except (i) Everett shall be permitted to reincorporate as a Nevada corporation, (ii) as permitted under Section 5.02(b) and (iii) if, in the reasonable business judgment of the Company, it is in the business interest of the Company or such Subsidiary not to preserve and maintain such legal existence (except with respect to the Company), rights (charter and statutory), franchises and licenses, and such failure to preserve the same would not reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Company and the Subsidiaries, taken as a whole.”
(f)    Section 5.02(a)(viii) is amended and restated in its entirety as follows:
“(viii)    Liens, other than Liens described in clauses (i) through (vii) and in clauses (ix) and (x), to secure Debt not in excess of an aggregate of the greater of US$500,000,000 (or its equivalent in any other currency or currencies) and 5% of the shareholders’ equity of the Company.”
(g)    Section 6.01(g)(i) is amended and restated in its entirety as follows:

“(i)
There occurs one or more ERISA Events which individually or in the aggregate results in liability to the Company or any of its ERISA Affiliates in excess of US$250,000,000 (or its equivalent in any other currency or currencies) over the amount previously reflected for any such liabilities, in accordance with GAAP, on the financial statements delivered pursuant to Section 4.01 (e), or the consolidated balance sheet of Everett as at October 31, 2016, and the related consolidated statements of operations, cash flows and stockholders’ equity of Everett for the first fiscal year then ended; or”; and

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(h)    Section 9.04(c) is amended by replacing the word “count” with the word “court”.
SECTION 3.    Conditions to Effectiveness.The Waiver and the amendments to the Credit Agreement set forth in Section 2 above (other than Section 2(b)) shall become effective on the first date on which the Administrative Agent shall have received counterparts hereof executed by the Borrower, CSC and the Majority Lenders or, as to any Lender, evidence satisfactory to the Administrative Agent that such Lender has executed this Amendment.
(a)    Section 4 and the amendments to the Credit Agreement set forth in Section 2(b) shall become effective on the first date (the “Guarantor Effective Date”) on which the following conditions are satisfied:
(i)    The Administrative Agent shall have received the following:
(a)    counterparts hereof executed by the Borrower, CSC and all of the Lenders or, as to any Lender, evidence satisfactory to the Administrative Agent that such Lender has executed this Amendment;
(b)    an Assumption Agreement executed by the Borrower, CSC and Everett substantially in the form of Annex 1 hereto relating to Everett’s assumption of the obligations of CSC under the Credit Agreement;
(c)    a certificate of an authorized officer of Everett, dated the Guarantor Effective Date, (A) certifying the names and true signatures of the officers of Everett authorized to sign the Assumption Agreement and any other documents to be delivered by Everett in connection with the Assumption Agreement, (B) attaching and certifying the correctness and completeness of the copies of Everett’s Certificate of Incorporation and Bylaws, (C) attaching and certifying the correctness and completeness of copies of the resolutions of the Board of Directors or similar governing body of Everett, approving the execution, delivery and performance of the Assumption Agreement and the other Loan Documents to which Everett is to be a party and (D) attaching a good standing certificate of Everett from the state of its organization, dated a recent date prior to the Guarantor Effective Date;
(d)    no later than five Business Days in advance of the Guarantor Effective Date, all documentation and other information reasonably requested with respect to Everett in writing by any Lender at least ten Business Days in advance of the Guarantor Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;

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(e)    a certificate of an authorized officer of Everett, dated the Guarantor Effective Date, stating that the representations and warranties of Everett (after giving effect to this Amendment including Section 2(b) hereof) contained in Article IV of the Credit Agreement are correct and that no Event of Default or Potential Event of Default exists on and as of the Guarantor Effective Date; and
(f)    a favorable legal opinion of in-house legal counsel to Everett, dated the Guarantor Effective Date; and
(g)    a favorable opinion of CMS Cameron McKenna LLP, dated the Guarantor Effective Date; and
(ii)    The Merger shall have been consummated or shall be consummated substantially concurrently with the Guarantor Effective Date.
SECTION 4.    Discharge and Release on the Guarantor Effective Date.
The Administrative Agent and each Lender party hereto acknowledges and agrees that, on the Guarantor Effective Date and substantially simultaneously with the consummation of the Merger, without further action by any person or entity: (a) all indebtedness and other obligations of CSC under or in respect of the Credit Agreement and each other Loan Document shall be assumed by Everett and (b) CSC shall be released from all indebtedness and other obligations under the Credit Agreement and any other Loan Document.
SECTION 5.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.(a)     On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(a)    The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(b)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.
(d)     This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement and constitutes a Loan Document.
SECTION 6.    Costs and Expenses.The Borrower agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Administrative Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration,

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modification and amendment of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 7.    Execution in Counterparts.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8.    Governing Law.The provisions of the Credit Agreement regarding governing law, waiver of trial by jury, jurisdiction and consent to jurisdiction set forth in Sections 9.09, 9.11 and 9.13 of the Credit Agreement are incorporated herein mutatis mutandis..

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
CSC COMPUTER SCIENCES UK HOLDINGS LIMITED, a company incorporated in England

By:    /s/ Mark Greenhalgh
Name: Mark Greenhalgh
Title: Director

COMPUTER SCIENCES CORPORATION, a Nevada corporation

By:    /s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Vice President, Finance and
Corporate Treasurer

LLOYDS BANK PLC,
as Administrative Agent

By:    /s/ Iain Brown
Name: Iain Brown
Title: Associate Director

LLOYDS BANK PLC,
as a Lender

By:    /s/ Vijay Chauhan
Name: Vijay Chauhan
Title: Associate Director

MIZUHO BANK, LTD,
as a Lender

By:    /s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

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THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as a Lender

By:    /s/ Lillian Kim
Name: Lillian Kim
Title: Director

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ANNEX I
[FORM OF]
GUARANTOR ASSUMPTION AGREEMENT AND JOINDER
To LLOYDS BANK PLC as Administrative Agent
GUARANTOR ASSUMPTION AGREEMENT AND JOINDER, dated as of [•], 2017 (this “Agreement”), made by CSC Computer Sciences UK Holdings Limited (company number 07073338), a company incorporated in England (the “Borrower”), Computer Sciences Corporation, a Nevada corporation (the “Initial Guarantor”), and Everett SpinCo, Inc., a Nevada corporation (the “Replacement Guarantor”), for the benefit of the Lenders from time to time party to the Credit Agreement (as hereinafter defined) and Lloyds Bank plc, as administrative agent (the “Administrative Agent”) for such Lenders. Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, the Initial Guarantor, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of December 16, 2015 (as amended by Amendment No. 1 to the Credit Agreement dated as of April 22, 2016 and by Waiver and Amendment No. 2 to the Credit Agreement dated as of February 17, 2017 (“Amendment No. 2”) and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Initial Guarantor is party to that certain Agreement and Plan of Merger dated as of May 24, 2016 among Hewlett Packard Enterprise Company (“HPE”), the Replacement Guarantor, the Initial Guarantor and Everett Merger Sub Inc. (“Old Merger Sub”), as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 2, 2016 among HPE, the Replacement Guarantor, New Everett Merger Sub Inc., a Nevada corporation and a wholly-owned direct subsidiary of the Replacement Guarantor (“New Merger Sub”), the Initial Guarantor and Old Merger Sub and as further amended by the Second Amendment to Agreement and Plan of Merger dated as of December 6, 2016 among HPE, the Replacement Guarantor, New Merger Sub, the Initial Guarantor and Old Merger Sub (as so amended, the “Merger Agreement”), pursuant to which New Merger Sub intends to merge with and into the Initial Guarantor, with the Initial Guarantor continuing as the surviving corporation (the “Merger”);
WHEREAS, the Borrower, the Initial Guarantor and the Replacement Guarantor desire to replace the guaranty by the Initial Guarantor under the Credit Agreement with a guaranty by the Replacement Guarantor upon the consummation of the Merger;

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WHEREAS, as contemplated by Amendment No. 2, the Initial Guarantor desires to assign to the Replacement Guarantor, and the Replacement Guarantor desires to accept and assume, all of the indebtedness, rights, obligations and liabilities of the Initial Guarantor under the Credit Agreement and each other Loan Document, including, without limitation, those obligations and liabilities set forth in Article VII thereof, and, subject to the terms and conditions contained in Amendment No. 2, the Lenders and the Administrative Agent have agreed to such assignment and assumption;
WHEREAS, pursuant to Section 4 of Amendment No. 2, upon the effectiveness of such assignment and assumption, the Initial Guarantor shall be released from all indebtedness and other obligations under the Credit Agreement and any other Loan Document;
NOW, THEREFORE, the parties hereto hereby agree as follows:
1.Assumption. Upon the Guarantor Effective Date (as defined in Amendment No. 2), without further act or deed, (a) the Initial Guarantor hereby assigns to the Replacement Guarantor, and the Replacement Guarantor hereby assumes, all obligations and liabilities (including the obligations under Article VII of the Credit Agreement) and all rights of the Initial Guarantor as “Company” under the Credit Agreement and under the other Loan Documents, (b) the Replacement Guarantor shall hereby become a party to the Credit Agreement as “Company” with the same force and effect as if originally named therein as the Company and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities (including the obligations under Article VII of the Credit Agreement) and rights of the Initial Guarantor in such capacity, (c) the Replacement Guarantor shall hereby be bound by the covenants, representations, warranties and agreements contained in the Credit Agreement and each other Loan Document to which it is a party and which are binding upon, and to be observed or performed by, the Initial Guarantor or “Company” under the Credit Agreement and the other Loan Documents to which it is a party , (d) the Replacement Guarantor hereby ratifies and confirms the validity of, and all of its obligations and liabilities (including, without limitation, the obligations under Article VII of the Credit Agreement) under, the Credit Agreement and such other Loan Documents to which it is a party, (e) each reference to the “Company” in the Credit Agreement and in any other Loan Document shall hereby be deemed to refer to the Replacement Guarantor and (f) pursuant to Section 4 of Amendment No. 2, the Initial Guarantor shall be released from its obligations under the Credit Agreement and each other Loan Document to which it is a party. The Replacement Guarantor hereby represents and warrants that after giving effect to this Agreement, each of the representations and warranties contained in Article IV of the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof (after giving effect to Amendment No. 2 and this Agreement), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date (after giving effect to Amendment No. 2 and this Agreement).
2.Joinder to Credit Agreement. By executing and delivering this Agreement, after giving effect to the assumption described in Section 1 of this Agreement, the Replacement Guarantor hereby becomes a party to the Credit Agreement and Loan Documents as the

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Company thereunder with the same force and effect as if originally named therein as the Company and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of the Company thereunder and agrees to be bound by all covenants, waivers, agreements and obligations of the Company pursuant to the Credit Agreement and any other Loan Document.
3.Effectiveness. This Agreement shall become effective on the date that:
(a)    counterparts of this Agreement signed on behalf of the Borrower, the Initial Guarantor and the Replacement Guarantor shall have been delivered to the Administrative Agent; and
(b)    the conditions set forth in Section 3(b) of Amendment No. 2 have been satisfied.
4.Amendment to Credit Agreement and Loan Documents. The Credit Agreement and each of the other Loan Documents is hereby deemed to be amended to the extent, but only to the extent, necessary to effect this Agreement. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Agreement shall be deemed to be a Loan Document for all purposes of the Credit Agreement. This agreement shall not constitute a novation of the Credit Agreement or the other Loan Documents.
5.Governing Law, Waiver of Jury Trial, etc. The provisions of the Credit Agreement regarding governing law, waiver of trial by jury, jurisdiction and consent to jurisdiction set forth in Sections 9.09, 9.11 and 9.13 of the Credit Agreement are incorporated herein mutatis mutandis.
6.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
7.Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.
COMPUTER SCIENCES CORPORATION, as the Initial Guarantor

By:	Name: Title:
EVERETT SPINCO, INC., as the Replacement Guarantor

By:	Name: Title:
CSC COMPUTER SCIENCES UK HOLDINGS LIMITED, as the Borrower

By:	Name: Title:

[Signature Page to Guarantor Assumption Agreement and Joinder]
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